EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We consent to the designation of our company in the Prospectus portion of the Registration Statement under the heading "Experts."

/s/ Wright & Company, Inc.

Wright & Company, Inc.

October 6, 2000